UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 28, 2016

EVERTEC, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico	001-35872	66-0783622
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Cupey Center Building, Road 176
Kilometer 1.3,
San Juan, Puerto Rico		00926
(Address of principal executive offices)		(Zip Code)

(787) 759-9999

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

EVERTEC, Inc. (the “Company”) held its Annual Meeting of Stockholders on July 28, 2016. At the Annual Meeting, stockholders voted on and approved three proposals, each of which is described in more detail in the Company’s definitive proxy statement dated June 17, 2016. At the close of business on June 3, 2016, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 74,988,210 shares of the Company’s Common Stock, $0.01 par value per share, each share being entitled to one vote, constituting all of the outstanding voting securities of the Company. Present at the Annual Meeting in person or by proxy were holders of shares representing 70,508,309 shares of Common Stock.

The final voting results were as follows:

Proposal 1 - Election of Directors.

	FOR	WITHHELD	BROKER NON-VOTES
Frank G. D’Angelo	68,654,818	192,396	1,660,555
Morgan M. Schuessler, Jr.	68,658,157	189,597	1,660,555
Olga Botero	66,767,930	2,079,824	1,660,555
Jorge Junquera	66,767,930	2,079,824	1,660,555
Teresita Loubriel	66,782,822	2,064,932	1,660,555
Néstor O. Rivera	66,150,729	2,697,025	1,660,555
Alan H. Schumacher	66,752,355	2,095,399	1,660,555
Brian J. Smith	68,298,564	549,190	1,660,555
Thomas W. Swidarski	68,643,215	204,539	1,660,555

Proposal 2 - Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2016.

FOR	AGAINST	ABSTAIN
70,134,867	291,185	82,257

Proposal 3 - The advisory vote on executive compensation.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
67,956,473	801,395	89,886	1,660,555

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc.
(Registrant)

Date: August 1, 2016	By:	/s/ Arturo Díaz-Abramo
	Name:	Arturo Díaz-Abramo
	Title:	General Counsel